UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2015

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.
1-8809	SCANA Corporation (a South Carolina corporation)	57-0784499
100 SCANA Parkway, Cayce, South Carolina 29033
(803) 217-9000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
On October 30, 2015, the registrant filed a Current Report on Form 8-K (the "Original Filing") to, among other things, report on Item 5.02 that on October 29, 2015 the registrant's board of directors (the "Board") elected Mr. Gregory E. Aliff and Mrs. Sharon A. Decker as members of the Board. This Amendment No. 1 amends the Original Filing to provide information that was undetermined at the time of the Original Filing regarding Mr. Aliff's and Mrs. Decker's assignment to certain Board committees. As disclosed in the proxy statement for the registrant’s 2016 annual meeting of shareholders, the Board’s size has since been reduced to 11 directors effective at that meeting.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 29, 2015, the Board of Directors (the "Board") of SCANA Corporation ("SCANA") approved an increase in the size of the Board from ten to twelve members and elected the following individuals to serve in the newly created seats until the next annual meeting of shareholders, at which time the Board intends to propose each for election by the shareholders.
•Mr. Gregory E. Aliff, Partner (retired), Deloitte & Touche LLC
•Mrs. Sharon A. Decker, Senior Vice President, Tryon International Equestrian Center
Mr. Aliff and Mrs. Decker will participate in the compensation arrangements for non-employee directors as described in the "Director Compensation" section of SCANA's proxy statement for its 2015 annual meeting of shareholders which was filed on March 23, 2015, except that retainer fees for 2015 will be prorated to represent one calendar quarter of Board service.
Mr. Aliff has been assigned to serve on the Board's Executive Committee, Audit Committee and Nominating and Governance Committee. Mrs. Decker has been assigned to serve on the Board's Nuclear Oversight Committee and Compensation Committee.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCANA Corporation
(Registrant)

April 29, 2016	By:	/s/James E. Swan, IV
James E. Swan, IV
Vice President and Controller